Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Date:	July 20, 2016 - 8:00 A.M. (EST)
Contact:	Terry L. Hester
Chief Financial Officer
(229) 426-6000 (Ext 6002)

Colony Bankcorp, Inc. Announces Second Quarter Results

FITZGERALD, GA., July 20, 2016 --- Colony Bankcorp, Inc. (Nasdaq: CBAN), today reported net income available to shareholders of $1,761,000, or $0.21 per diluted share for the second quarter of 2016 compared to $1,555,000, or $0.18 per diluted share for the comparable 2015 period, while net income available to shareholders for the six month period ended June 30, 2016 was $3,417,000, or $0.40 per diluted share compared to $2,808,000, or $0.33 per share for the comparable 2015 period.    This increase of 21.69 percent in net income for the comparable six month period was primarily driven by an increase in net interest income and a reduction in preferred stock dividends.  “We are pleased to report another solid quarter despite the continued low interest rate environment.  Of significance during the quarter was total loan growth of $9.92 million along with reduction of our substandard assets by $3.89 million,” said Ed Loomis, President and Chief Executive Officer.  “With the productive first half of 2016, we are requesting approval from regulatory authorities to redeem $3,661,000 of preferred stock during third quarter.  This will reduce the preferred stock to $14,360,000 and result in dividend savings of $329,000 on an annual basis.  We continue to explore opportunities to enhance revenue and improve efficiency.  Accordingly, we have invested in a new loan platform system that when fully implemented will provide consistency and efficiency in the loan approval process.  In addition we are revamping our vendor management process for better control and monitoring of our vendor contracts.”

Capital

Colony continues to maintain a strong regulatory capital position to be categorized as “well-capitalized” by regulatory benchmarks.  At June 30, 2016, the Company’s tier one leverage ratio, tier one ratio, total risk-based capital ratio and common equity tier one capital ratio were 10.94 percent, 16.13 percent, 17.32 percent and 10.84 percent, respectively, compared to 10.70 percent, 15.92 percent, 17.13 percent  and 10.63 percent, respectively, at March 31, 2016.  The Company’s capital ratios were all in excess of regulatory minimums required to be classified as “well-capitalized.”

Net Interest Margin

During the second quarter of 2016, the Company reported net interest income of $9.53 million and a net interest margin of 3.53 percent compared to $9.25 million and 3.44 percent, respectively, for second quarter 2015, while net interest income for first half 2016 was $18.98 million and a net interest margin of 3.50 percent compared to $18.45 million and 3.44 percent, respectively, for first half 2015.  Net interest margin improvement resulted in the Company posting an increase in net interest income of approximately $532 thousand in the comparable first half period.  The recent Brexit vote in Europe resulted in significant volatility in the markets and has likely delayed any action by Federal Reserve to move toward a “tightening” interest rate policy in the near term.

Asset Quality

The Company continues to monitor our substandard and non-performing assets and focus on problem asset resolution.  Substandard assets that include non-performing assets totaled $42.56 million at June 30, 2016 compared to $41.24 million and $39.65 million, respectively, at December 31, 2015 and June 30, 2015.  Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 31.12 percent, 31.36 percent and 28.74 percent, respectively, at June 30, 2016, December 31, 2015 and June 30, 2015.  Non-performing assets increased from the previous quarter end to $23.33 million or 3.01 percent of total loans and other real estate owned as of June 30, 2016.  This compares to $23.26 million or 3.03 percent and $26.16 million or 3.39 percent, respectively, as of December 31, 2015 and June 30, 2015.

Other real estate (“OREO”) totaled $10.18 million at June 30, 2016 compared to $8.84 million and $12.03 million, respectively, at December 31, 2015 and June 30, 2015.   Though these levels remain at an elevated level, we continue to work diligently to dispose these properties at fair value. Colony has established a target of twelve months to liquidate improved properties due to the high carrying cost of taxes, insurance, maintenance and repairs associated with holding these properties on our books.

In the second quarter of 2016 net charge-offs were $513 thousand, or 0.07 percent of average loans as compared to net charge-offs of $25 thousand, or 0.00 percent of average loans in second quarter 2015, while first half 2016 net charge-offs (recoveries) were ($78) thousand, or (0.01) percent of average loans compared to $813 thousand, or 0.11 percent of average loans for the comparable 2015 period..  The loan loss reserve was $9.39 million or 1.23 percent of total loans on June 30, 2016 compared to $8.60 million or 1.13 percent and $8.48 million or 1.12 percent, respectively, at December 31, 2015 and June 30, 2015.  Loan loss reserve methodology resulted in three months ended June 30, 2016 provision for loan losses of $354 thousand compared to $129 thousand for the comparable 2015 period, while first half 2016 provision for loan losses was $708 thousand compared to $491 thousand for the comparable 2015 period.

Noninterest Income

Total noninterest income declined modestly in the comparable periods as noninterest income for six months ended June 30, 2016 was $4.52 million compared to $4.57 million in the comparable 2016 period, or a decrease of 1.01 percent.  Service charge income on deposits increased $6 thousand or 0.29 percent while all other noninterest income categories decreased $52 thousand or 2.06 percent.

Noninterest Expense

Total noninterest expense decreased in the comparable periods as noninterest expense for six months ended June 30, 2016 was $16.59 million compared to $16.61 million for the comparable 2015 period, or a decrease of 0.10 percent.  Salaries and employee benefit expenses increased 2.52 percent, occupancy expense decreased 3.38 percent and other noninterest expense decreased 3.02 percent for the comparable periods.  The efficiency ratio improved to 70.97 percent for six months ended June 30, 2016 compared to 71.99 percent for the comparable 2015 period, or a decrease of 1.39 percent.   The company continues to explore opportunities to further improve its’ operating efficiency.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank.  Colony Bank conducts a general full service commercial, consumer and mortgage banking business through twenty-six offices located in the central, southern and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Columbus, Cordele, Douglas, Eastman,
Fitzgerald, Leesburg, Moultrie, Quitman, Rochelle, Savannah, Soperton, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol “CBAN”.

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified.  In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements.  Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements.  Forward-looking statements speak only as of the date on which such statements are made.  The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.    Readers are cautioned not to place undue reliance on these forward-looking statements.

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	June 30, 2016	Dec. 31, 2015	June 30, 2015
	(unaudited)	(audited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$16,188	$22,257	$19,550
Interest-Bearing Deposits	1,464	38,615	24,323
Investment Securities
Available for Sale, at Fair Value	307,926	296,149	273,878
Held for Maturity, at Cost (Fair Value of $27 as of June 30, 2015)	-	-	27
	307,926	296,149	273,905
Federal Home Loan Bank Stock, at Cost	2,755	2,731	2,731
Loans	764,209	758,636	760,078
Allowance for Loan Losses	(9,390)	(8,604)	(8,480)
Unearned Interest and Fees	(382)	(357)	(388)
	754,437	749,675	751,210
Premises and Equipment	27,386	26,454	24,465
Other Real Estate	10,178	8,839	12,031
Other Intangible Assets	98	116	134
Other Assets	26,595	29,313	30,701
Total Assets	$1,147,027	$1,174,149	$1,139,050

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
Noninterest-Bearing	$134,662	$133,886	$125,541
Interest-Bearing	841,905	877,668	843,093
	976,567	1,011,554	968,634
Borrowed Money
Subordinated Debentures	24,229	24,229	24,229
Other Borrowed Money	40,000	40,000	40,000
	64,229	64,229	64,229

Other Liabilities	2,766	2,909	3,528

Stockholders’ Equity
Preferred Stock, Stated Value $1,000 a Share; Authorized 10,000,000 Shares, Issued 18,021 Shares as of June 30, 2016 and Dec. 31, 2015 and 28,000 as of June 30, 2015, Respectively	18,021	18,021	28,000
Common Stock, Par Value $1 a share; Authorized 20,000,000 Shares, Issued 8,439,258 Shares as of June 30, 2016, Dec. 31, 2015 and June 30, 2015, Respectively	8,439	8,439	8,439
Paid in Capital	29,145	29,145	29,145
Retained Earnings	47,702	44,286	41,097
Accumulated Other Comprehensive Loss, Net of Tax	158	(4,434)	(4,022)
	103,465	95,457	102,659
Total Liabilities and Stockholders’ Equity	$1,147,027	$1,174,149	$1,139,050

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter Three Months Ended		Year-to-Date Six Months Ended
	6/30/2016	6/30/2015	6/30/2016	6/30/2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, Including Fees	$9,693	$9,873	$19,325	$19,582
Fedral Funds Sold	-	-	-	15
Deposits with Other Banks	23	24	61	41
Investment Securities
U. S. Government Agencies	1,359	979	2,712	2,048
State, County and Municipal	33	25	67	50
Dividends on Other Investments	33	30	65	60
	11,141	10,931	22,230	21,796
Interest Expense
Deposits	1,189	1,220	2,393	2,438
Borrowed Money	427	464	856	909
	1,616	1,684	3,249	3,347
Net Interest Income	9,525	9,247	18,981	18,449
Provision for Loan Losses	354	129	708	491
Net Interest Income After Provision for Loan Losses	9,171	9,118	18,273	17,958

Noninterest Income
Service Charges on Deposits	1,055	1,040	2,057	2,051
Other Service Charges, Commissions and Fees	565	664	1,269	1,302
Mortgage Fee Income	153	134	253	247
Securities Gains (Losses)	127	-	129	3
Other	452	520	816	967
	2,352	2,358	4,524	4,570
Noninterest Expense
Salaries and Employee Benefits	4,625	4,407	9,099	8,875
Occupancy and Equipment	978	1,017	1,942	2,010
Other	2,751	2,896	5,548	5,721
	8,354	8,320	16,589	16,606

Income Before Income Taxes	3,169	3,156	6,208	5,922
Income Taxes	1,002	971	1,980	1,854
Net Income	2,167	2,185	4,228	4,068

Preferred Stock Dividends	406	630	811	1,260

Net Income Available to Common Shareholders	$1,761	$1,555	$3,417	$2,808
Net Income Per Share of Common Stock
Basic	$0.21	$0.18	$0.40	$0.33
Diluted	$0.21	$0.18	$0.40	$0.33
Weighted Average Basic Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares Outstanding	8,497,618	8,441,628	8,490,540	8,440,443

COLONY BANKCORP, INC
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	6/30/2016	6/30/2015	6/30/2016	6/30/2015
Net Interest Income	$9,525	$9,247	$18,981	$18,449
Provision for Loan Losses	354	129	708	491
Non-interest Income	2,352	2,358	4,524	4,570
Non-interest Expense	8,354	8,320	16,589	16,606
Income Taxes	1,002	971	1,980	1,854
Net Income	2,167	2,185	4,228	4,068
Preferred Stock Dividend	406	630	811	1,260
Net Income Available to Common Shareholders	1,761	1,555	3,417	2,808

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	6/30/2016	6/30/2015	6/30/2016	6/30/2015
Common Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Basic Shares	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares	8,497,618	8,441,628	8,490,540	8,440,443
Earnings Per Basic Share (b)	$0.21	$0.18	$0.40	$0.33
Earnings Per Diluted Share (b)	$0.21	$0.18	$0.40	$0.33
Common Book Value Per Share	$10.12	$8.85	$10.12	$8.85
Tangible Common Book Value Per Share	$10.11	$8.83	$10.11	$8.83

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	6/30/2016	6/30/2015	6/30/2016	6/30/2015
Net Interest Margin (a)	3.53%	3.44%	3.50%	3.44%
Return on Average Assets (b)	0.61%	0.54%	0.59%	0.49%
Return on Average Total Equity (b)	6.99%	6.05%	6.87%	5.52%
Efficiency (c)	71.10%	71.54%	70.97%	71.99%

(1)	Annualized
(a)	Computed using fully taxable-equivalent net income
(b)	Computed using net income available to shareholders
(c )	Computed by dividing non-interest expense by the sum of fully taxable- equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	6/30/2016	6/30/2015
Total Assets	$1,147,027	$1,139,050
Loans, Net of Reserves	754,437	751,210
Allowance for Loan Losses	9,390	8,480
Intangible Assets	98	134
Deposits	976,567	968,634
Common Shareholders’ Equity	85,444	74,659
Common Equity to Total Assets	7.45%	6.55%
Total Equity	103,465	102,659
Total Equity to Total Assets	9.02%	9.01%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	6/30/2016	6/30/2015	6/30/2016	6/30/2015
Total Assets	$1,156,944	$1,150,811	$1,161,051	$1,150,725
Loans, Net of Reserves	746,780	748,648	745,008	741,680
Deposits	988,743	979,628	994,018	979,477
Common Shareholders’ Equity	82,704	74,760	81,439	73,700
Total Equity	100,725	102,760	99,460	101,700

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	6/30/2016	6/30/2015	6/30/2016	6/30/2015
Nonperforming Loans	$13,149	$14,128	$13,149	$14,128
Nonperforming Assets	23,327	26,159	23,327	26,159
Substandard Assets	42,557	39,650	42,557	39,650
Net Loan Chg-offs (Recoveries)	513	25	(78)	813
Reserve for Loan Loss to Total Loans	1.23%	1.12%	1.23%	1.12%
Reserve for Loan Loss to Non-performing Loans	71.41%	60.02%	71.41%	60.02%
Reserve for Loan Loss to Non-performing Assets	40.25%	32.42%	40.25%	32.42%
Net Loan Chg-offs (Recoveries) to Avg. Total Loans	0.07%	0.00%	(0.01)%	0.11%
Nonperforming Loans to Total Loans	1.72%	1.86%	1.72%	1.86%
Nonperforming Assets to Total Assets	2.03%	2.30%	2.03%	2.30%
Nonperforming Assets to Total Loans And Other Real Estate	3.01%	3.39%	3.01%	3.39%
Substandard Assets to Tier One Capital and Allowance for Loan Losses	31.12%	28.74%	31.12%	28.74%

Quarterly Comparative Data (in thousands, except per share data)

	2Q2016	1Q2016	4Q2015	3Q2015	2Q2015
Assets	$1,147,027	$1,168,389	$1,174,149	$1,127,320	$1,139,050
Loans	754,437	744,356	749,675	755,447	751,210
Deposits	976,567	1,000,043	1,011,554	958,034	968,634
Common Shareholders’ Equity	85,444	82,522	77,436	77,907	74,659
Total Equity	103,465	100,543	95,457	101,074	102,659
Net Income	2,167	2,061	2,105	2,200	2,185
Net Income Available to Common Shareholders	1,761	1,656	1,584	1,606	1,555
Net Income Per Share	0.21	0.20	0.19	0.19	0.18

Key Performance Ratios	2Q2016	1Q2016	4Q2015	3Q2015	2Q2015
Return on Average Assets (1)	0.61%	0.57%	0.55%	0.57%	0.54%
Return on Average Total Equity (1)	6.99%	6.75%	6.26%	6.28%	6.05%
Common Equity to Total Assets	7.45%	7.06%	6.60%	6.91%	6.55%
Total Equity to Total Assets	9.02%	8.61%	8.13%	8.97%	9.01%
Net Interest Margin	3.53%	3.47%	3.63%	3.58%	3.44%

(1)	Computed using net income available to shareholders